UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2013

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31332 (Commission File Number)	33-0264467 (I.R.S. Employer Identification No.)

30452 Esperanza
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.03.	Changes to the Articles of Incorporation or Bylaws; Change in Fiscal Year..

As described more fully below under Item 5.07 of this Current Report on Form 8-K, on February 28, 2013, the stockholders of Liquidmetal Technologies, Inc. (the “Company”) approved an amendment to the Certificate of Incorporation of the Company (the “Amendment”) increasing the number of authorized shares of common stock from 400 million shares to 500 million shares.

The description of the Amendment described above is qualified in its entirety by the actual text of the Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.02.	Submission of Matters to a Vote of Security Holders.

On February 28, 2013, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 400 million to 500 million shares, with the votes being cast at the Special Meeting as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
143,872,838	61,311,708	557,274	0

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Tony Chung
Chief Financial Officer

Date:  March 5, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Certificate of Amendment to the Certificate of Incorporation of Liquidmetal Technologies, Inc.